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Exhibit 10.31(b)

SECOND AMENDED AND RESTATED

ORBITZ, INC.

2002 STOCK PLAN1

        1.    Purposes of the Plan.    The purposes of this Stock Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to Employees, Directors and Consultants and to promote the success of the Company's business. Options granted under the Plan may be Incentive Stock Options or Nonstatutory Stock Options, as determined by the Administrator at the time of grant. Stock Appreciation Rights, Restricted Stock Awards and Stock Purchase Rights may also be granted under the Plan.

        2.    Definitions.    As used herein, the following definitions shall apply:

          (a)   "Administrator" means the Board or any of its Committees as shall be administering the Plan in accordance with Section 4 hereof.

          (b)   "Applicable Laws" means the requirements relating to the administration of equity compensation plans under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Shares are listed or quoted and the applicable laws of any other country or jurisdiction where Option, Stock Purchase Rights, SARs or Restricted Stock Awards are granted under the Plan.

          (c)   "Award Agreement" means one or more written or electronic agreements between the Company and a recipient of an award (other than an Option) under the Plan evidencing the terms and conditions of such award. The Award Agreement is subject to the terms and conditions of the Plan.

          (d)   "Board" means the Board of Directors of the Company.

          (e)   "Code" means the Internal Revenue Code of 1986, as amended.

          (f)    "Committee" means a committee of Directors appointed by the Board in accordance with Section 4 hereof.

          (g)   "Common Stock" means the Class C Common Stock par value $0.001 per share of the Company.

          (h)   "Company" means Orbitz, Inc., a Delaware corporation and any successor thereto.

          (i)    "Consultant" means any person who is engaged by the Company or any Parent or Subsidiary of the Company to render consulting or advisory services to such entity. On the date that any Parent or Subsidiary which engages a Consultant ceases to be a Parent or Subsidiary of the Company such person shall cease to be a Consultant and will be deemed to have terminated as a Service Provider, unless otherwise provided in Section 14(c) hereof.

          (j)    "Director" means a member of the Board.

          (k)   "Disability" means total and permanent disability as defined in Section 22(e)(3) of the Code.

Amended and restated to reflect amendments to the 2002 Stock Plan adopted April 28, 2004.

          (l)    "Employee" means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. A person shall not cease to be an Employee in the case of (i) any leave of absence approved by the Company, or any Parent or Subsidiary of the Company, as applicable or (ii) transfers between locations of the Company or between the Company, any Parent and any Subsidiary of the Company, or any successor of the Company. For purposes of Incentive Stock Options, no such leave may exceed ninety days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then three (3) months following the 90th day of such leave, any Incentive Stock Option held by the Optionee shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option. Neither service as a Director nor payment of a director's fee by the Company shall be sufficient to constitute "employment" by the Company. On the date that any Parent or Subsidiary which employs an Employee ceases to be a Parent or Subsidiary of the Company such person shall cease to be an Employee and will be deemed to have terminated as a Service Provider, unless otherwise provided in Section 14(c) hereof.

          (m)  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          (n)   "Fair Market Value" means, as of any date, the value of Common Stock determined as follows:

              (i)  If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the last market trading day prior to the time of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

             (ii)  If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean between the high bid and low asked prices for the Common Stock on the last market trading day prior to the day of determination; or

            (iii)  If neither of paragraphs (i) or (ii) above are applicable, the Fair Market Value thereof shall be determined in good faith by the Administrator.

          (o)   "Incentive Stock Option" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

          (p)   "Investors" means the holders of each series of Class B Common Stock $.0001 par value per share of the Company on the relevant date.

          (q)   "Nonstatutory Stock Option" means an Option not intended to qualify as an Incentive Stock Option.

          (r)   "Officer" means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

          (s)   "Option" means a stock option granted pursuant to the Plan.

          (t)    "Option Agreement" means one or more written or electronic agreements between the Company and an Optionee evidencing the terms and conditions of an individual Option grant. The Option Agreement is subject to the terms and conditions of the Plan.

          (u)   "Option Exchange Program" means a program whereby outstanding Options are exchanged for Options with a lower exercise price.

          (v)   "Optioned Stock" means the Common Stock subject to an Option or a Stock Purchase Right.

          (w)  "Optionee" means the holder of an outstanding Option, Stock Purchase Right, SAR or Restricted Stock Award granted under the Plan.

          (x)   "Parent" means a "parent corporation," whether now or hereafter existing, as defined in Section 424(e) of the Code.

          (y)   "Plan" means this Orbitz, Inc. 2002 Stock Plan.

          (z)   "Public Trading Date" means the first date upon which the Common Stock of the Company is listed (or approved for listing) upon notice of issuance on any securities exchange or designated (or approved for designation) upon notice of issuance as a national market security on an interdealer quotation system.

          (aa) "Restricted Stock" means shares of Common Sock acquired pursuant to a grant of a Stock Purchase Right under Section 13 below or pursuant to the grant of a Restricted Stock Award under Section 10 below.

          (bb) "Restricted Stock Award" means a grant of Restricted Stock or a Restricted Stock Unit under Section 10 below.

          (cc) "Stock Appreciation Right" or "SAR" means an award issued pursuant to Section 11 below.

          (dd) "Service Provider" means an Employee, Director or Consultant.

          (ee) "Share" means a share of the Common Stock, as adjusted in accordance with Section 14 below.

          (ff)  "Stock Purchase Right" means a right to purchase Common Stock pursuant to Section 13 below.

          (gg) "Subsidiary" means Orbitz, LLC, a Delaware limited liability company and other "subsidiary corporation," whether now or hereafter existing, as defined in Section 424(f) of the Code.

          (hh) "Restricted Stock Unit" means a right to receive Shares granted under Section 10 below.

        3.    Stock Subject to the Plan.    Subject to the provisions of Section 14 of the Plan, the maximum aggregate number of Shares that may be subject to options and other awards and issued under the Plan is 16,340,747 Shares; provided, however, only 12,663,747 Shares may be subject to options and other awards and issued under the Plan, subject to the provisions below, prior to the Public Trading Date. The Shares may be authorized but unissued, or reacquired Common Stock.

        If an Option, Stock Purchase Right, SAR or Restricted Stock Award granted under this Plan or under the Orbitz, Inc. 2000 Stock Plan ("Orbitz Plan") expires or becomes unexercisable without having been exercised in full, or is surrendered pursuant to an Option Exchange Program, or, with respect to a Restricted Stock Award, is forfeited back to the Company, the unpurchased Shares (or for Restricted Stock Awards, the forfeited Shares) which were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated). However, Shares that have actually been issued under the Plan, upon exercise of either an Option, Stock Purchase Right, SAR or Restricted Stock Award shall not be returned to the Plan and shall not become available for future distribution under the Plan, except that if Shares of Restricted Stock granted under this Plan or the Orbitz Plan are repurchased by the Company at their original purchase price or forfeited to the Company, such Shares shall become available for future grant under the Plan.

        4.    Administration of the Plan.

          (a)    Administrator.    The Plan shall be administered by the Board or a Committee appointed by the Board, which Committee shall be constituted to comply with Applicable Laws. If administration of the Plan is delegated to a Committee, then after the Public Trading Date and upon expiration of the transition period set forth in Treasury Regulation § 1.162-27(f) such Committee shall consist solely of two or more Directors each of whom is both an "outside director," within the meaning of Section 162(m) of the Code, and a "non-employee director" within the meaning of Rule 16b-3 of the Exchange Act.

          (b)    Powers of the Administrator.    Subject to the provisions of the Plan and, in the case of a Committee, the specific duties delegated by the Board to such Committee, and subject to the approval of any relevant authorities, the Administrator shall have the authority in its discretion:

              (i)  to determine the Fair Market Value;

             (ii)  to select the Service Providers to whom Options, Stock Purchase Rights, SARs and Restricted Stock Awards may from time to time be granted hereunder;

            (iii)  to determine the number of Shares to be covered by each such award granted hereunder;

            (iv)  to approve forms of agreement for use under the Plan;

             (v)  to determine the terms and conditions, of any Option, Stock Purchase Right, SAR or Restricted Stock Award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Options, Stock Purchase Rights, SARs or Restricted Stock Awards may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Option, Stock Purchase Right, SAR or Restricted Stock Award or the Common Stock relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

            (vi)  to determine whether and under what circumstances an Option may be bought out in cash under subsection 9(e);

           (vii)  to reduce the exercise price of any Option, Stock Purchase Right or SAR to the then current Fair Market Value if the Fair Market Value of the Common Stock covered by such Option, Stock Purchase Right or SAR has declined since the date the Option, Stock Purchase Right or SAR was granted;

          (viii)  to initiate an Option Exchange Program;

            (ix)  to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of qualifying for preferred tax treatment under foreign tax laws;

             (x)  to allow Optionees to satisfy withholding tax obligations by electing to have the Company withhold from the Shares to be issued upon exercise of an Option, Stock Purchase Right or SAR or the vesting of a Restricted Stock Award that number of Shares having a Fair Market Value equal to the minimum statutory amount required to be withheld. The Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined. All elections by Optionees to have Shares withheld for this purpose shall be made in such form and under such conditions as the Administrator may deem necessary or advisable;

            (xi)  to construe and interpret the terms of the Plan and awards granted pursuant to the Plan.

          (c)    Effect of Administrator's Decision.    All decisions, determinations and interpretations of the Administrator shall be final and binding on all Optionees.

        5.    Eligibility.

          (a)   Nonstatutory Stock Options, Stock Purchase Rights, SARs and Restricted Stock Awards may be granted to Service Providers. Incentive Stock Options may be granted only to Employees.

          (b)   Each Option shall be designated in the Option Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Optionee during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds $100,000, such Options shall be treated as Nonstatutory Stock Options. For purposes of this Section 5(b), Incentive Stock Options shall be taken into account in the order in which they were granted. The Fair Market Value of the Shares shall be determined as of the time the Option with respect to such Shares is granted.

          (c)   Neither the Plan nor any Option, Stock Purchase Right, SAR or Restricted Stock Award shall confer upon any Optionee any right with respect to continuing the Optionee's relationship as a Service Provider with the Company, nor shall it interfere in any way with his or her right or the Company's right to terminate such relationship at any time, with or without cause.

        6.    Term of Plan.    The Plan shall become effective upon its adoption by the Board. It shall continue in effect for a term of ten (10) years unless sooner terminated under Section 14 of the Plan.

        7.    Term of Option.    The term of each Option shall be stated in the Option Agreement; provided, however, that the term shall be no more than ten (10) years from the date of grant thereof. In the case of an Incentive Stock Option granted to an Optionee who, at the time the Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary of the Company, the term of the Option shall be five (5) years from the date of grant or such shorter term as may be provided in the Option Agreement.

        8.    Option Exercise Price and Consideration.

          (a)   The per share exercise price for the Shares to be issued upon exercise of an Option shall be such price as is determined by the Administrator, but shall be subject to the following:

              (i)  In the case of an Incentive Stock Option

              (A)  granted to an Employee who, at the time of grant of such Option, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary of the Company, the exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant.

              (B)  granted to any other Employee, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

             (ii)  In the case of a Nonstatutory Stock Option, the per Share exercise price shall be determined by the Administrator.

            (iii)  Notwithstanding the foregoing, Options may be granted with a per Share exercise price other than as required above pursuant to a merger or other corporate transaction.

          (b)   The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Administrator (and, in the case of an

  Incentive Stock Option, shall be determined at the time of grant). Such consideration may consist of (1) cash, (2) check, (3) promissory note, (4) other Shares which (x) in the case of Shares acquired upon exercise of an Option, have been owned by the Optionee for more than six months on the date of surrender, and (y) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which such Option shall be exercised, (5) consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan, or (6) any combination of the foregoing methods of payment. In making its determination as to the type of consideration to accept, the Administrator shall consider if acceptance of such consideration may be reasonably expected to benefit the Company.

        9.    Exercise of Option.

          (a)    Procedure for Exercise; Rights as a Stockholder.    Any Option granted hereunder shall be exercisable according to the terms hereof at such times and under such conditions as determined by the Administrator and set forth in the Option Agreement. Unless the Administrator provides otherwise, vesting of Options granted hereunder shall be suspended during any unpaid leave of absence. An Option may not be exercised for a fraction of a Share.

        Subject to Sections 17 and 18 below, an Option shall be deemed exercised when the Company receives (i) written or electronic notice of exercise (in accordance with the Option Agreement) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised. Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Option Agreement and the Plan. Shares issued upon exercise of an Option shall be issued in the name of the Optionee or, if requested by the Optionee, in the name of the Optionee and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Shares, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 14 of the Plan.

        Exercise of an Option in any manner shall result in a decrease in the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

          (b)    Termination of Relationship as a Service Provider.    If an Optionee ceases to be a Service Provider, such Optionee may exercise his or her Option within such period of time as is specified in the Option Agreement to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of the Option as set forth in the Option Agreement). In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for three (3) months following the Optionee's termination. If, on the date of termination, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time set forth above, or within the time specified by the Administrator, if later, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

          (c)    Disability of Optionee.    If an Optionee ceases to be a Service Provider as a result of the Optionee's Disability, the Optionee may exercise his or her Option within such period of time as is specified in the Option Agreement to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for twelve (12) months following the Optionee's termination. If, on the date of termination, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

          (d)    Death of Optionee.    If an Optionee dies while a Service Provider, the Option may be exercised within such period of time as is specified in the Option Agreement to the extent that the Option is vested on the date of death (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement) by the Optionee's estate or by a person who acquires the right to exercise the Option by bequest or inheritance. In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for twelve (12) months following the Optionee's termination. If, at the time of death, the Optionee is not vested as to the entire Option, the Shares covered by the unvested portion of the Option shall immediately revert to the Plan. If the Option is not so exercised within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

          (e)    Buyout Provisions.    The Administrator may at any time offer to buy out for a payment in cash or Shares, an Option previously granted, based on such terms and conditions as the Administrator shall establish and communicate to the Optionee at the time that such offer is made.

        10.    Restricted Stock Awards.

          (a)   Restricted Stock Awards may consist of awards of Restricted Stock or Restricted Stock Units, or a combination of both. Restricted Stock Awards shall be subject to the terms, conditions and restrictions determined by the Administrator at the time the Restricted Stock Award is granted and set forth in the applicable Award Agreement, if any. The Administrator may require the recipient to sign an Award Agreement as condition of the award, but may not require the recipient to pay any money consideration (other than as required by applicable law or applicable tax withholding obligations). The agreement may contain such terms, conditions, representations and warranties as the Administrator may require.

          (b)   In order to enforce the restrictions imposed upon shares of Restricted Stock awarded under a Restricted Stock Award, the Administrator may cause a legend or legends to be placed on certificates representing all shares of Restricted Stock that are still subject to restrictions under Award Agreements, which legend or legends shall make appropriate reference to the conditions imposed thereby.

          (c)   Each Restricted Stock Unit may have an initial value that is established by the Administrator on or before the date of grant. Payment of Restricted Stock Units will be made as soon as practicable after they become vested and such payments shall be in the form of Shares (which have an aggregate Fair Market Value equal to the value of the earned Restricted Stock Units). On the date or event set forth in the Award agreement, all unvested Restricted Stock Units will be forfeited to the Company.

        11.    Stock Appreciation Rights.

          (a)    Grant of SARs.    Subject to the terms and conditions of the Plan, SARs may be granted to Service Providers at any time and from time to time as shall be determined by the Administrator, in its sole discretion. The Administrator shall have complete discretion to determine the number of SARs granted to any Participant.

          (b)    Exercise Price and Other Terms.    The Administrator, subject to the provisions of the Plan, shall have complete discretion to determine the terms and conditions of SARs granted under the

  Plan. However, the exercise price of an SAR shall be not less than one hundred percent (100%) of the Fair Market Value of a Share on the grant date.

          (c)    SAR Agreement.    Each SAR grant shall be evidenced by an award agreement that shall specify the exercise price, the term of the SAR, the conditions of exercise, and such other terms and conditions as the Administrator, in its sole discretion, shall determine.

          (d)    Expiration of SARs.    A SAR granted under the Plan shall expire upon the date determined by the Administrator, in its sole discretion, and set forth in the Award Agreements.

          (e)    Payment of SAR Amount.    Upon exercise of a SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

              (i)  The difference between the Fair Market Value of a Share on the date of exercise over the exercise price; times

             (ii)  The number of Shares with respect to which the SAR is exercised.

          (f)    Payment Upon Exercise of SAR.    At the discretion of the Administrator, payment for a SAR may be in cash, Shares with a Fair Market Value equal to the amount determined in paragraph (e) above or a combination thereof.

          (g)    Cash Settlements and Plan Share Allocation.    Cash payments of Stock Appreciation Rights as well as Common Stock issued upon exercise of Stock Appreciation Rights shall be applied against the maximum number of shares of Common Stock that may be issued pursuant to the Plan, The number of shares to be applied against such maximum number of shares in such circumstances shall be the number of shares equal to the amount of the cash payment divided by the Fair Market Value of a Share on the date the Stock Appreciation Right is granted.

        12.    Non-Transferability of Options, Stock Purchase Rights, SARs and Restricted Stock Awards.    Unless determined otherwise by the Administrator, the Options, Stock Purchase Rights, SARs and Restricted Stock Awards may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee. Any transferee by will or by the laws of descent or distribution shall be required to acknowledge and agree that such transferee is subject to all of the terms of the Plan and the applicable Award Agreement as if such transferee had received the applicable award.

        13.    Stock Purchase Rights.

          (a)    Rights to Purchase.    Stock Purchase Rights may be issued either alone, in addition to, or in tandem with other awards granted under the Plan and/or cash awards made outside of the Plan. After the Administrator determines that it will offer Stock Purchase Rights under the Plan, it shall advise the offeree in writing or electronically of the terms, conditions and restrictions related to the offer, including the number of Shares that such person shall be entitled to purchase, the price to be paid, and the time within which such person must accept such offer. The offer shall be accepted by execution of an Award Agreement in the form determined by the Administrator.

          (b)    Repurchase Option.    Unless the Administrator determines otherwise, the Award Agreement shall grant the Company a repurchase option exercisable upon the voluntary or involuntary termination of the purchaser's service with the Company for any reason (including death or disability). Unless the Administrator determines otherwise, the purchase price for Shares repurchased pursuant to the Restricted Stock purchase agreement shall be the original price paid by the purchaser and may be paid by cancellation of any indebtedness of the purchaser to the Company. The repurchase option shall lapse at such rate as the Administrator may determine.

          (c)    Other Provisions.    The Award Agreement shall contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Administrator in its sole discretion.

          (d)    Rights as a Stockholder.    Subject to Sections 17 and 18 below, once the Stock Purchase Right is exercised, the purchaser shall have rights equivalent to those of a stockholder and shall be a stockholder when his or her purchase is entered upon the records of the duly authorized transfer agent of the Company. No adjustment shall be made for a dividend or other right for which the record date is prior to the date the Stock Purchase Right is exercised, except as provided in Section 14 of the Plan.

        14.    Adjustments Upon Changes in Capitalization, Merger or Asset Sale.

          (a)    Changes in Capitalization.    Subject to any required approval of the stockholders of the Company, and except as provided in (b) and (c) below, in the event that the Administrator determines that any dividend or other distribution (whether in the form of cash, Common Stock, other securities, or other property), recapitalization, reclassification, stock split, reverse stock split, reorganization, consolidation, split-up, spin-off, combination, repurchase, or exchange of Common Stock or other securities of the Company, issuance of warrants or other rights to purchase Common Stock or other securities of the Company, or other similar corporate transaction or event, effected without the receipt of consideration by the Company in the Administrator's sole discretion, affects the Common Stock such that an adjustment is determined by the Administrator to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended by the Company to be made available under the Plan or with respect to any Option, Stock Purchase Right, Restricted Stock Award or SAR then the Administrator shall, in such manner as it may deem equitable, adjust any or all of:

              (i)  the number and kind of shares of Common Stock (or other securities or property) with respect to which Options, Stock Purchase Rights, Restricted Stock Awards or SARs may be granted or awarded (including, but not limited to, adjustments of the limitations in Section 3 on the maximum number of shares which may be issued);

             (ii)  the number and kind of shares of Common Stock (or other securities or property) subject to outstanding Options, Stock Purchase Rights, Restricted Stock Awards or SARs; and

            (iii)  the grant or exercise price with respect to any Option, Stock Purchase Right or SAR.

        The conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Administrator, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Stock subject to an Option, Stock Purchase Right, SAR or Restricted Stock Award.

          (b)    Dissolution or Liquidation.    In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each Optionee as soon as practicable prior to the effective date of such proposed transaction. The Administrator in its discretion may provide for an Optionee to have the right to exercise his or her Option, Stock Purchase Right or SAR until fifteen (15) days prior to such transaction as to all of the Optioned Stock covered thereby, including Shares as to which the Option, Stock Purchase Right or SAR would not otherwise be exercisable. In addition, the Administrator may provide that any Company repurchase option applicable to any Shares purchased upon exercise of an Option, Stock Purchase Right or SAR shall lapse as to all such Shares, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. In its discretion, the Administrator may also determine that an Optionee's Restricted Stock Awards shall become fully vested on or prior to such transaction. To the extent it has not been previously exercised, an Option, Stock Purchase Right or SAR or Restricted Stock Award will terminate immediately prior to the consummation of such proposed transaction.

          (c)    Merger or Asset Sale.    In the event of a merger of the Company with or into another corporation, or the sale of substantially all of the assets of the Company, except as otherwise provided in this paragraph (c), each outstanding Option, Restricted Stock Award and Stock Purchase Right shall be assumed or an equivalent option or right substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation or its Parent or Subsidiary does not assume or substitute equivalent options or rights, then to the extent not already vested or otherwise provided in the Option Agreement each Optionee shall fully vest in and have the right to exercise, as applicable, his or her Options, Restricted Stock Award, Stock Purchase Right or SARs as to all of the Shares subject thereto, including Shares as to which he or she would not otherwise be vested in or exercisable. If an Option, Stock Purchase Right, Restricted Stock Award or SAR becomes fully vested and/or exercisable in the event of a merger or sale of assets pursuant to the foregoing sentence, then the Administrator shall notify the Optionee in writing or electronically that such Option, Stock Purchase Right, Restricted Stock Award or SAR shall be fully vested and/or exercisable for a period of not less than fifteen (15) days from the date of such notice, and the Option, Stock Purchase Right or SAR shall terminate upon the expiration of such period. For the purposes of this paragraph, an Option, Stock Purchase Right, Restricted Stock Award or SAR shall be considered assumed if, following the merger or sale of assets, the option or right confers the right to purchase or receive, for each Share subject to the Option, Stock Purchase Right, Restricted Stock Award or SAR immediately prior to the merger or sale of assets, the consideration (whether stock, cash, or other securities or property) received in the merger or sale of assets by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or sale of assets is not solely stock of the successor corporation or its Parent or Subsidiary, the Administrator may, provide for the consideration to be received upon the exercise of the Option, Stock Purchase Right, Restricted Stock Award or SAR, for each Share subject to the Option, Stock Purchase Right, Restricted Stock Award or SAR, to be solely stock of the successor corporation or its Parent or Subsidiary equal in fair market value to the per share consideration received by holders of Shares in the merger or sale of assets. An Award Agreement may provide for vesting and exercisability in full of an Option, Restricted Stock Award, Stock Purchase Right or SAR upon a merger or sale of assets regardless of whether a successor or any Parent or Subsidiary thereof assumes such Option, Stock Purchase Right, Restricted Stock Award or SAR. In such event, the vesting and exercisability of such Option, Restricted Stock Award, Stock Purchase Right or SAR shall be governed by the terms and conditions of such Award Agreement, notwithstanding the terms set forth above in this Section 14(c).

        15.    Time of Granting Options, Stock Purchase Rights, SARs and Restricted Stock.    The date of grant of an Option, Stock Purchase Right, SAR or Restricted Stock Award shall, for all purposes, be the date on which the Administrator makes the determination granting such Option, Stock Purchase Right, SAR or Restricted Stock Award, or such other date as is determined by the Administrator. Notice of the determination shall be given to each Service Provider to whom an Option, Stock Purchase Right, SAR or Restricted Stock Award is so granted within a reasonable time after the date of such grant.

        16.    Amendment and Termination of the Plan.

          (a)    Amendment and Termination.    The Board may at any time amend, alter, suspend or terminate the Plan.

          (b)    Stockholder Approval.    The Board shall obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

          (c)    Effect of Amendment or Termination.    No amendment, alteration, suspension or termination of the Plan shall impair the rights of any Optionee, unless mutually agreed otherwise between the Optionee and the Administrator, which agreement must be in writing and signed by the Optionee and the Company. Termination of the Plan shall not affect the Administrator's ability to exercise the powers granted to it hereunder with respect to Options granted under the Plan prior to the date of such termination.

        17.    Conditions Upon Issuance of Shares.

          (a)    Legal Compliance.    Shares shall not be issued pursuant to the exercise of an Option, Stock Purchase Right, Restricted Stock Award or SAR unless the exercise of such Option, Stock Purchase Right or SAR and/or the issuance and delivery of Shares pursuant to such Award shall comply with Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance.

          (b)    Investment Representations.    As a condition to the exercise of an Option, Stock Purchase Right or SAR or the vesting of a Restricted Stock Award, the Administrator may require the person exercising such Option, Stock Purchase Right or SAR or becoming vested with respect to such Restricted Stock Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

        18.    Inability to Obtain Authority.    The Company shall use commercially reasonable efforts to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder. The inability of the Company to obtain such authority shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

        19.    Reservation of Shares.    The Company, during the term of this Plan, shall at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

        20.    Stockholder Approval.    The Plan shall be subject to approval by the stockholders of the Company within twelve (12) months after the date the Plan is adopted. Such stockholder approval shall be obtained in the degree and manner required under Applicable Laws.

        21.    Rights and Restrictions on Shares.    The Shares acquired upon exercise of an Option or Stock Purchase Right granted under the Plan shall be subject to such terms and conditions as the Administrator shall determine in its sole discretion, including, without limitation, the following rights and restrictions:

          (a)    Company's Right of First Refusal.    Subject to subsection (b) below, before any Shares held by an Optionee or any permitted transferee (each, a "Holder") may be sold, pledged, assigned, hypothecated, transferred, or otherwise disposed of (each, a "Transfer"), the Company or its assignee(s) shall have a right of first refusal to purchase the Shares on the terms and conditions set forth in this Section (the "Right of First Refusal"). Such Right of First Refusal shall terminate as to all Shares upon the first to occur of (i) the Public Trading Date or (ii) a merger or sale of the Company with a publicly traded company as described in Section 14(c).

          (b)    Notice of Proposed Transfer.    The Holder of the Shares shall deliver to the Company at least sixty (60) days prior to making a Transfer a written notice (the "Transfer Notice") stating: (A) the Holder's bona fide intention to sell or otherwise Transfer such Shares; (B) the name of each proposed purchaser or other transferee ("Proposed Transferee"); (C) the proposed sale price and (D) the number of Shares to be Transferred to each Proposed Transferee, and the Holder shall offer the Shares at the then Fair Market Value to the Company or its assignee(s).

          (c)    Exercise of Right of First Refusal.    During the thirty (30) days after receipt of the Transfer Notice, the Company may elect in writing to purchase all, but not less than all, of the Shares proposed to be Transferred to any one or more of the Proposed Transferees. If the Company does not elect to purchase all of the Shares proposed to be Transferred within such thirty (30) day period, the Investors may elect to purchase all, but not less than all, of the Shares proposed to be Transferred by delivering a written notice of such election to the Holder within sixty (60) days after the receipt of the Transfer Notice by the Company. If more than one Investor elects to purchase such Shares, the number of Shares to be purchased by the electing Investors shall be allocated among them pro rata on the basis of the number of shares of the Company's Class B Common Stock on an "As Converted Ownership" (as defined in the Company's Certificate of Incorporation) basis by them. The purchase price will be determined in accordance with clause (iii) below.

          (d)    Purchase Price.    The purchase price ("Purchase Price") for the Shares repurchased under this Section shall be the then Fair Market Value.

          (e)    Payment.    Payment of the purchase price shall be made, at the option of the Company or its assignee(s), in cash (by check), by cancellation of all or a portion of any outstanding indebtedness of the Holder to the Company (or, in the case of repurchase by an assignee, to the assignee), or by any combination thereof within thirty (30) days after receipt of the Transfer Notice or in the manner and at the times set forth in the Transfer Notice.

          (f)    Holder's Right to Transfer.    If all of the Shares proposed in the Transfer Notice to be transferred to a given Proposed Transferee are not purchased by the Company and/or its assignee(s) as provided in this Section, then the Holder may sell or otherwise transfer such Shares to that Proposed Transferee at the then Fair Market Value or at the sale price set forth in the Transfer Notice, provided that (A) such sale or other Transfer is consummated within one hundred twenty (120) days after the date of the Transfer Notice, (B) any such sale or other Transfer is effected in accordance with any applicable securities laws, (C) the Proposed Transferee agrees in writing that the provisions of this Section shall continue to apply to the Shares in the hands of such Proposed Transferee, and (D) prior to making any Transfer, the Holder shall use reasonable efforts to ascertain whether the Proposed Transferee(s) or any person or entity affiliated with the Proposed Transferee(s) is a competitor of the Company and if Holder has reason to believe that the Proposed Transferee is or is affiliated with or acting on behalf of such a competitor, the Holder shall not transfer any Shares to the Proposed Transferee. If the Shares described in the Transfer Notice are not Transferred to the Proposed Transferee within such 120 day period, a new Transfer Notice shall be given to the Company, and the Company and/or its assignees shall again be offered the Right of First Refusal as provided herein before any Shares held by the Holder may be sold or otherwise Transferred.

          (g)    Exception for Certain Family Transfers.    Notwithstanding any provision in the Plan to the contrary, the Transfer of any or all of the Shares during the Holder's lifetime to a Family Member (as defined below) or the Transfer on the Holder's death by will or intestacy to anyone shall be exempt from the Right of First Refusal; provided, however, that any Transfer by the Holder during the Holder's lifetime to the Holder's Family Member shall be without payment of any consideration whatsoever and must be approved in advance by the Administrator. In such case, the transferee or other recipient shall receive and hold the Shares so Transferred subject to the provisions of this Section 21, and there shall be no further Transfer of such Shares except in accordance with the terms of this Section 21. "Family Member" means, and is limited to, any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the Holder's household (other than a tenant or employee), a trust in which these persons have more than fifty percent of the beneficial interest, a foundation in which these persons (or the Holder) control the management of assets, and any other entity in which these persons (or the Holder) own more than fifty percent of the voting interests.

        22.    Governing Law.    The validity and enforceability of this Plan shall be governed by and construed in accordance with the laws of the State of Delaware without regard to otherwise governing principles of conflicts of law.

Adopted by and approved by the shareholders of Orbitz, Inc. on April 10, 2002

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SECOND AMENDED AND RESTATED ORBITZ, INC. 2002 STOCK PLAN1